EXHIBIT 21




                                 Subsidiaries
                                 ------------


    Company Name                     Jurisdiction of Incorporation
    ------------                     -----------------------------

ALG, Inc.                                      Delaware
Carpet Recycling of Georgia, Inc.              Georgia
CJC, Ltd.                                      Bermuda
CWB, Ltd.                                      Bermuda
DRS Holdings NV                                Netherlands Antilles
Fiber Industries, Inc.                         Delaware
JCT, Ltd.                                      Bermuda
Josdav, Inc.                                   Delaware
KRP, Ltd.                                      Bermuda
Materials Recovery of California, Inc.         Massachusetts
Middlewich Limited                             Ireland
MRF, Inc.                                      Delaware
Pavebury, Ltd. d/b/a Wellman International     Ireland
Prince, Inc.                                   Delaware
Resins Finance BV                              Netherlands
Shobara Limited                                Ireland
Warehouse Associates, Inc.                     South Carolina
Wellman BV                                     Netherlands
Wellman Exports VI, Inc.                       US Virgin Islands
Wellman Fibres Ltd.                            United Kingdom
Wellman Finance CV                             Netherlands
Wellman France Recyclage Sarl                  France
Wellman International Handelsgesellschaft Gmbh Germany
Wellman International Investments, Limited     Ireland
Wellman International Limited                  Ireland
Wellman of Mississippi, Inc.                   Delaware
Wellman PAC                                    New Jersey
Wellman PET Resins Europe BV                   Netherlands
Wellman Polymers, Ld.                          United Kingdom
Wellman Resins LLC                             Delaware
Wellman Scholarship Foundation, Inc.           South Carolina
Wellman UK Holdings Ltd.                       United Kingdom
Wellman Voluntary Employees Benefit
 Association                                   South Carolina